Exhibit 99.2

IMPLANT SCIENCES REPORTS FIRST QUARTER FISCAL 2014

FINANCIAL RESULTS

Increased acceptance of QS B-220 by domestic and international freight forwarders

Wilmington, MA… November 14, 2013…Implant Sciences Corporation (OTCQB:IMSC), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for the fiscal quarter ended September 30, 2013.

Revenues for the quarter ended September 30, 2013 decreased 18%, to $1.2 million, from $1.4 million for the comparable prior year period.  Our net loss for the quarter ended September 30, 2013 was $6.0 million as compared with a net loss of $12.7 million for the comparable prior year period, a decrease of $6.7 million.  The decrease in the net loss is primarily due to a $7.9 million decrease in stock-based compensation recorded in the quarter ended September 30, 2013 on option grants to our directors and officers in September 2012, offset partially by increased operating expenses and increased interest expense.

Earnings before interest, taxes, depreciation, stock-based compensation, warrants issued to non-employees and common stock issued to consultants (“Adjusted EBITDA”), which is reconciled to net loss in this press release, calculated in accordance with U.S. generally accepted accounting principles, were a loss of $2,707,000 in the quarter ended September 30, 2013, compared to a loss of $2,032,000 in the comparable prior year period.

Glenn D. Bolduc, President and CEO of Implant Sciences, commented, “During our recently concluded first quarter Implant Sciences achieved a number of important strategic goals that we believe position the Company for consistent and sustainable growth. We have taken important steps to broaden the markets we serve, increase our revenue opportunities, and improve our financial stability.” The following are some of our recent developments:

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In July 2013, the QS-B220 successfully completed Independent Testing and Evaluation with the TSL and is currently in testing at the TSA Systems Integration Facility for qualification on the TSA’s Qualified Product List for passenger checkpoint and checked baggage screening.

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On September 30, 2013, our QS-B220 Desktop Trace Detector was certified by the Service Technique de l’Aviation Civile (“STAC”), the French civil aviation authority, for passenger and cargo screening, at airports throughout France, French territories and several European Union member nations.

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On October 18, 2013, the QS-B220 was accepted into the “Qualified” section of the TSA’s Air Cargo Screening Technology List from with the TSA encourages regulated air cargo screening facilities to purchase security solutions.

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The QS-B220 received Designation as Qualified Anti-Terrorism Technology from the Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act) on November 1, 2013.

▪

We achieved growing sales of our QS-B220 to customers including the U.S. Government and several domestic and international freight forwarders.

Mr. Bolduc concluded, “Our continued progress with the TSA, in achieving acceptance onto the air cargo screening technology list and independent validation testing for passenger checkpoint screening, along with achieving STAC certification, are very significant achievements which we believe establish our credibility as the next generation explosives technology in the competitive global trace explosives industry. The influx of industry talent that we have recruited over the past twelve months increases our ability to innovate new technologies, build new products, and grow our market share and revenues.  We remain excited about our future prospects.”

Details for the quarter ended September 30, 2013 follow below.

Quarter Ended September 30, 2013 vs. September 30, 2012

➢

Revenues for the quarter ended September 30, 2013 were $1,165,000 as compared with $1,415,000 for the comparable prior year period, a decrease of $250,000, or 17.7%.  The decrease in revenue is due primarily to the decreased shipment of QS-H150 handheld units sold into Northern Africa and China in the three months ended September 30, 2013, resulting in a 81% decrease in the number of QS-H150 handheld units sold, decreased sales of parts and supplies during the three months ended September 30, 2013, as compared to the comparable prior year period, partially offset by an 8.2% increase in average unit sell prices on sales our QS-H150 handheld units and increased sales of our QS-B220 benchtop units.

➢

Gross margin for the three months ended September 30, 2013 was $213,000 or 18.3% of revenues as compared with gross loss of $39,000 or (2.8%) of revenues for the comparable prior year period.  The increase in gross margin is primarily the result of the $372,000 decrease in stock-based compensation recorded on stock option grants to officers and directors in September 2012, partially offset by increased manufacturing overhead spending due to an increase in manufacturing personnel costs and increased occupancy costs, as compared to the prior year period.

➢

Research and development expense for the quarter ended September 30, 2013 was $1,231,000 as compared with $1,337,000 for the comparable prior year period, a decrease of $106,000 or 7.9%.  The decrease in research and development expense is due primarily to a $339,000 decrease in stock-based compensation recorded on the September 2012 officer and director option grants, partially offset by a $217,000 increase in payroll and related benefit costs and increased occupancy costs.

➢

Selling, general and administrative expenses for the quarter ended September 30, 2013 were $3,408,000 as compared with $10,131,000 for the comparable prior year period, a decrease of $6,723,000, or 66.4%. The decrease in selling, general and administrative expenses is due primarily to a $7,189,000 decrease in stock-based compensation recorded on the September 2012 officer and director option grants, a $123,000 decrease in legal fees and a $41,000 decrease in bank charges, offset partially by a $299,000 increase in payroll, related benefit costs and travel expense resulting from the addition of sales personnel, a $211,000 increase in occupancy costs, due to the relocation of our corporate offices, a $114,000 increase in selling expenses due to the opening of our Shanghai representative office, increased participation at industry trade shows and an increase in demonstration units provided to our sales force.

➢

For the quarter ended September 30, 2013, other expense was $1,595,000 as compared with other expense of $1,241,000, for the comparable prior year period, an increase of $354,000. The increase is due to increased interest expense on higher borrowings under our credit facility with DMRJ Group.

➢

Our net loss for the quarter ended September 30, 2013 was $6,021,000 as compared with a net loss of $12,748,000 for the comparable prior year period, a decrease of $6,727,000, or 52.8%.  The decrease in the net loss is primarily due to the decrease in stock-based compensation recorded on the September 2012 officer and director option grants in the quarter ended September 30, 2013, partially offset by increased operating expenses and increased interest expense.

Company Webcast and Conference Call

The Company will host a webcast and conference call on Thursday, November 14, 2013 at 4:15 PM Eastern time to review the quarter ended September 30, 2013 financial results. Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by interested parties by dialing: 877-474-9505 within the U.S. or 857-244-7558 outside the U.S. and entering passcode 45817726.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available approximately two hours after the call for one month by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode 58696151.  The conference call will also be available live over the Internet at the “Webcasts” page of the Investor Relations section of Implant Sciences’ website at www.implantsciences.com.  A replay of the webcast will be available for one month after the call.

About Implant Sciences

Implant Sciences is the leader in next generation Explosives Trace Detection (ETD) technology. In October 2013, the Company became the third ETD manufacturer, and the sole American-owned company, to currently have product qualification from the US Transportation Security Administration. Implant Sciences develops, manufactures and sells sophisticated sensors and systems for Security, Safety, and Defense (SS&D) markets. The Company has developed proprietary technologies used in its commercial explosives and narcotics trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences’ QS-H150 portable explosives trace detector has received Qualified Anti-Terrorism Technology Designation and, in addition to receiving TSA qualification for air cargo screening and certification by Service Technique de l’Aviation Civile in France for passenger and air cargo screening, the Company’s QS-B220 has also received Qualified Anti-Terrorism Technology Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group, by September 30, 2014; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the Transportation Security Administration or by other U.S. or foreign government and law enforcement agencies or commercial consumers of security products; economic, political and other risks associated with international sales and operations could adversely affect our sales; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; our business is subject to intense competition; our markets are subject to rapid technology change and our success will depend on our ability to develop and introduce new products; we may not be able to retain our management and key employees or identify, hire and retain additional personnel as needed; we may not be able to enforce our patent and other intellectual property rights or operate without infringing on the proprietary rights of others: and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management’s current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, as amended, for the period ended June 30, 2013. The Company assumes no obligation to update the information contained in this press release.

For further information contact:

Implant Sciences Corporation

Glenn Bolduc, President and CEO

(978) 752-1700

gbolduc@implantsciences.com

or

Investor Contact:

Laurel Moody

646-810-0608

lmoody@corporateprofile.com

Implant Sciences Corporation
Condensed Consolidated Balance Sheets
(In thousands except share and per share amounts)

		Sept, 30,	June 30,
		2013	2013
		(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents		$182	$80
Restricted cash and investments		121	433
Accounts receivable-trade		497	1,216
Inventories, net		2,027	2,145
Prepaid expenses and other current assets		375	395
Total current assets		3,202	4,269
Property and equipment, net		491	395
Restricted cash and investments		624	312
Other non-current assets		129	122
Total assets		$4,446	$5,098
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Senior secured convertible promissory note		$3,184	$3,184
Senior secured promissory note		1,000	1,000
Second senior secured convertible promissory note		12,000	12,000
Third senior secured convertible promissory note		12,000	12,000
Line of credit		14,363	12,403
Current maturities of obligations under capital lease		67	62
Payable to Med-Tec		17	19
Accrued expenses		8,490	6,754
Accounts payable		1,858	2,026
Deferred revenue		243	109
Total current liabilities		53,222	49,557
Long-term liabilities:
Long-term obligations under capital lease, net of current maturities		100	89
Total long-term liabilities		100	89
Total liabilities		53,322	49,646
Commitments and contingencies (Note 17)		-	-
Stockholders' deficit:
Common stock; $0.001 par value; 200,000,000 shares authorized; 59,290,140 and 59,279,595 shares issued and outstanding at September 30, 2013 and 57,655,594 and 57,645,049 shares issued and outstanding at June 30, 2013		59	58
Preferred stock; no stated value; 5,000,000 shares authorized		-	-
Series G Convertible Preferred Stock, no stated value; 650,000 shares authorized, 0 shares issued and outstanding at September 30, 2013 and 16,167 shares issued and outstanding at June 30, 2013, respectively (liquidation value $0 and $129,000, respectively)		-	27
Series H Convertible Preferred Stock; no stated value; 15,000 shares authorized, no shares issued and outstanding		-	-
Series I Convertible Preferred Stock; no stated value; 15,000 shares authorized, no shares issued and outstanding		-	-
Series J Convertible Preferred Stock; no stated value; 6,000 shares authorized, no shares issued and outstanding		-	-
Additional paid-in capital		105,339	103,937
Accumulated deficit		(152,897)	(146,876)
Deferred compensation		(1,303)	(1,621)
Other comprehensive loss		(1)	-
Treasury stock, 10,545 common shares, at cost		(73)	(73)
Total stockholders' deficit		(48,876)	(44,548)
Total liabilities and stockholders' deficit		$4,446	$5,098
Implant Sciences Corporation
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands except share and per share amounts)
(Unaudited)

	For the Three Months Ended
	September 30,
2013		2012
Revenues	$1,165	$1,415
Cost of revenues	952	1,454
Gross margin (loss)	213		(39)
Operating expenses:
Research and development	1,231	1,337
Selling, general and administrative	3,408	10,131
Total operating expenses	4,639	11,468
Loss from operations	(4,426)		(11,507)
Other expense:
Interest expense	(1,595)		(1,241)
Total other expense	(1,595)		(1,241)
Net loss	(6,021)		(12,748)

Other comprehensive loss, net of tax: Foreign currency translation adjustments	(1)	-
Other comprehensive loss	(1)	-
Comprehensive loss	$(6,022)		$(12,748)

Net loss per share, basic and diluted	$(0.10)		$(0.31)

Weighted average shares used in computing net loss per common share, basic and diluted	58,193,898	40,980,218

Implant Sciences Corporation
Earnings Before Interest, Taxes, Depreciation and Stock-Based Compensation (“Adjusted EBITDA”)
(Unaudited)

	For the Three Months Ended
	September 30,
	2013	2012
Net loss	$(6,021,000)	$(12,748,000)
Interest expense, net	1,595,000	1,241,000
Income taxes	-	-
Depreciation	36,000	19,000
Stock-based compensation	1,365,000	9,265,000
Warrants issued to non-employees	247,000	172,000
Common stock issued to consultants	71,000	19,000
Adjusted EBITDA (1)	$(2,707,000)	$(2,032,000)

(1) Adjusted EBITDA is defined as net loss plus interest expense, net of interest income, income taxes, depreciation, stock-based compensation, fair value of warrants issued to non-employees and the fair value of common stock issued to consultants.  EBITDA is commonly used in the technology industry, and we present Adjusted EBITDA to enhance your understanding of our financial performance.  We use Adjusted EBITDA as an internal performance measurement and believe that it provides investors and analysts with a measure of operating results unaffected by differences in capital structures and capital investment among otherwise comparable companies and improves comparability of results of operations. Management uses this supplemental measure to evaluate performance over a period of time and to analyze underlying trends in the Company's business and to establish operational goals and forecast that are used in allocating resources.  We expect to compute our non-GAAP financial measure, using the same consistent method from quarter to quarter and year to year.

While we believe that Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles, or GAAP.  You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other performance measures calculated in accordance with GAAP.  In addition, Adjusted EBITDA has inherent material limitations as a performance measure.  It does not include interest expense, but because we have borrowed money, interest expense is a necessary element of our costs.  In addition, Adjusted EBITDA does not include depreciation.  Since we have capital assets, depreciation expense is a necessary element of our costs.  Adjusted EBITDA does not include stock-based compensation, which is a necessary element of our costs since we issue stock awards to employees as an important incentive to maximize overall company performance and as a benefit of employment with the company.  Adjusted EBITDA does not include the fair value of warrants issued to non-employees, which is a necessary element of our costs since we have issued warrants to non-employees and as part of our financing strategy. Finally, Adjusted EBITDA does not include the fair value of common stock issued to consultants, which is a necessary element of our costs since we have issued shares of our common stock in lieu of cash payments to consultants we have retained. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.